Exhibit 99.1

News from AEP

AEP Reports Third-Quarter 2026 Earnings, Expands
Capital Plan and Increases Growth Outlook

•Reporting third-quarter GAAP and operating earnings per share of $2.18 and $2.23, respectively
•Forecasting 2026 operating earnings per share to be at or above high end of the $6.25 to $6.55 range
•Announcing $100 billion five-year capital plan, with a 13%+ rate base CAGR through 2031
•Introducing operating earnings annual growth rate of 9% to 11% from 2027 through 2031
•Projecting operating earnings CAGR of 10%+ through 2031
•Expecting up to $21 billion of fixed cost offsets for residential customers from large load contracts

COLUMBUS, Ohio, October 28, 2026 - American Electric Power (Nasdaq: AEP) today reported third-quarter 2026 GAAP earnings of $1,187 million or $2.18 per share, compared with GAAP earnings of $972 million or $1.82 per share in third-quarter 2025. Operating earnings for third-quarter 2026 were $1,216 million or $2.23 per share, compared with operating earnings of $963 million or $1.80 per share in third-quarter 2025. See the detailed GAAP-to-operating earnings reconciliation at the end of this news release. AEP expects full-year results to be at or above the high end of its 2026 operating earnings guidance range of $6.25 to $6.55 per share.
AEP is also announcing an expanded $100 billion five-year capital plan through 2031 and a new long-term operating earnings growth outlook as accelerating electricity demand creates significant investment opportunities across the company’s service territory. The updated capital plan is expected to support a robust 13% plus rate base compound annual growth rate (CAGR) through 2031.

AEP is further introducing an expected annual operating earnings per share growth rate of 9% to 11% from 2027 through 2031, with a greater than 10% CAGR through 2031 based off the original 2026 guidance midpoint of $6.30 per share. The company is also issuing operating earnings guidance ranges of $6.75 to $7.05 per share and $7.40 to $7.70 per share for 2027 and 2028, respectively.

“AEP is entering our next phase of growth from a position of strength,” said Bill Fehrman, AEP chairman, president and chief executive officer. “Our expanded capital plan and increased growth rate reflect the significant opportunities ahead and our ability to execute at scale to help meet rapidly growing energy needs while delivering long-term value to our customers, communities, shareholders and all other stakeholders.”

Growth Supports Customer Affordability
AEP’s growth strategy is designed to support both infrastructure investment and customer affordability. New manufacturers, hyperscalers and other large customers help spread fixed system costs across a broader customer base. Fully executed take-or-pay electric service agreements in AEP’s vertically integrated states are now expected to generate up to $21 billion in fixed cost offsets, increased from $16 billion, for existing residential customers over the life of the contracts. The second proposed rate reduction in Indiana is a clear example of this and demonstrates how responsibly managed load growth can benefit customers while supporting the investments needed for reliable service.

“As electricity demand accelerates, AEP is committed to having new large-load customers bear the incremental system costs they create and fund the investments required to serve them,” Fehrman said. “By pairing disciplined customer agreements with strategic investments in generation, transmission and distribution, we can strengthen reliability, drive affordability for customers and bring new economic opportunities to the communities we serve.”

Accelerating Demand Drives Diversified Capital Plan
With 15 gigawatts (GW) of new load commitments signed during the third quarter, AEP’s incremental contracted load is expected to grow to 84 GW by 2031. Projects are only included as incremental contracted load if backed by fully executed electric service agreements or letters of agreement.

AEP’s expanded five-year capital plan of $100 billion includes significant investment needs to strengthen reliability, modernize the grid and support growing customer demand. As a result, AEP’s rate base is expected to grow to $162 billion by 2031.

Building on its position as the nation’s largest owner and operator of transmission, the company plans to invest approximately $37 billion in transmission assets as part of the new capital plan. Accordingly, AEP’s transmission rate base is expected to nearly double and approach $70 billion by 2031.

AEP also plans to invest $36 billion in generation resources across its portfolio through 2031 to meet the increased demand, which is backed by long-term customer contracts. Approximately $22 billion of capital is planned for distribution, with investments focused on increasing the reliability and resiliency of the grid.

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Third Quarter Ended September 30,			Year-to-Date Ended September 30,
	2025	2026	Variance	2025	2026	Variance
Revenue ($ in millions):	6,011	6,832	821	16,561	18,297	1,736
Earnings ($ in millions):
GAAP	972	1,187	215	2,998	2,774	(224)
Operating (non-GAAP)	963	1,216	253	2,552	2,849	297

EPS ($): (a)
GAAP	1.82	2.18	0.36	5.61	5.10	(0.51)
Operating (non-GAAP)	1.80	2.23	0.43	4.78	5.24	0.46

(a) EPS is calculated using the weighted average basic common shares outstanding of 535 million and 544 million for the quarters ended September 30, 2025 and 2026, respectively

SUMMARY OF RESULTS BY SEGMENT
$ in millions, unaudited

GAAP Earnings	3Q 25	3Q 26	Variance	YTD 25	YTD 26	Variance
Vertically Integrated Utilities (a)	578	697	119	1,335	1,443	108
Transmission & Distribution Utilities (b)	267	284	17	656	743	87
AEP Transmission Holdco (c)	200	219	19	1,013	653	(360)
Generation & Marketing (d)	45	96	51	209	268	59
All Other	(118)	(109)	9	(215)	(333)	(118)
Total GAAP Earnings	972	1,187	215	2,998	2,774	(224)

Operating Earnings (non-GAAP)	3Q 25	3Q 26	Variance	YTD 25	YTD 26	Variance
Vertically Integrated Utilities (a)	573	721	148	1,220	1,487	267
Transmission & Distribution Utilities (b)	259	284	25	675	760	85
AEP Transmission Holdco (c)	200	219	19	659	653	(6)
Generation & Marketing (d)	49	101	52	217	282	65
All Other	(118)	(109)	9	(219)	(333)	(114)
Total Operating Earnings (non-GAAP)	963	1,216	253	2,552	2,849	297

A full reconciliation of GAAP earnings to operating earnings is included in tables at the end of this news release.

(a)Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power Company and Wheeling Power
(b)Includes Ohio Power and AEP Texas
(c)Includes transmission-only subsidiaries and transmission-only joint ventures
(d)Includes marketing, risk management and retail activities in ERCOT, MISO, PJM and SPP, and competitive generation in PJM

EARNINGS GUIDANCE
Given the strong year-to-date performance, AEP expects full-year 2026 operating earnings to be at or above the high end of the guidance range of $6.25-$6.55 per share and introduced operating earnings guidance ranges of $6.75 to $7.05 per share for 2027 and $7.40 to $7.70 per share for 2028.

NON-GAAP FINANCIAL MEASURES
Operating earnings, which could differ from earnings reported in accordance with GAAP, exclude certain gains and losses and other specified items that management believes are not indicative of AEP’s ongoing performance. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance at this time.

2026 EPS GUIDANCE RECONCILIATION
Reflecting certain items recorded through the third quarter, the estimated earnings per share on a GAAP basis would be $6.11 to $6.41 per share. See the table below for a full reconciliation of 2026 earnings guidance.

2026 EPS Guidance Reconciliation

Estimated GAAP EPS Guidance	$6.11	to	$6.41

Mark-to-Market Impact of Commodity Hedging Activities		0.06

Impact of WVPSC Order		(0.06)

Pirkey Plant Partial Disallowance		0.06

Unified Tracker Mechanism Partial Disallowance		0.04

Wholesale Customer Contract Agreements		0.08

Income Tax Effect of Adjustments		(0.04)

Operating EPS Guidance	$6.25	to	$6.55

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.

AEP reports its financial results in accordance with GAAP. AEP supplements its reporting of financial information with certain non-GAAP financial measures, such as operating earnings and operating earnings per share. The most comparable GAAP measure to operating earnings and operating earnings per share is GAAP earnings and GAAP earnings per share, respectively.

This information is intended to enhance an investor's overall understanding of period over period financial results and provide an indication of AEP's baseline operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies' presentations. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures.

ABOUT AEP
American Electric Power (Nasdaq: AEP) is committed to improving our customers’ lives with reliable, affordable power. We plan to invest $100 billion from 2027 through 2031 to enhance service for customers and support the growing energy needs of our communities. Our nearly 18,000 employees operate and maintain the nation’s largest electric transmission system with approximately 40,000 line miles, along with more than 253,000 miles of distribution lines to deliver energy to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with approximately 34,000 megawatts of diverse owned and contracted generating capacity. We are focused on safety and operational excellence, creating value for our stakeholders and bringing opportunities to our service territory through economic development and community engagement. Our family of companies includes AEP Texas, Appalachian Power (in Virginia, West Virginia and Tennessee), Indiana Michigan Power, Kentucky Power, Ohio Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.
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MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Andy Gurgol
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/391-6698

FORWARD-LOOKING INFORMATION
This report made by the Registrants contains forward-looking statements, and for the Registrants other than Parent, this report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements in this document are presented as of the date of this document. Except to the extent required by applicable law, management undertakes no obligation to update or revise any forward-looking statement. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP’s service territory; the economic impact of increased global conflicts and trade tensions, and the adoption or expansion of economic sanctions, tariffs, trade restrictions or changes in trade policy; inflationary or deflationary interest rate trends; new, modified, repealed or suspended federal, state or local legislation, regulations, policies or executive actions that alter the regulatory framework, delay or prevent approvals or permits, affect approved or planned investments, or prevent timely recovery of costs and investments; volatility and instability in financial markets precipitated by disruptive events, including fiscal and monetary policy or uncertainty in the banking industry, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly (a) if expected sources of capital such as proceeds from the sale of tax credits and anticipated securitizations do not materialize or do not materialize at the level anticipated, and (b) during periods when the time lag between incurring costs and recovery is long and the costs are material; changing demand for electricity, including large load contractual commitments; the risks and uncertainties associated with wildfires, including damages caused by wildfires, the extent of each Registrant’s liability in connection with wildfires, investigations and outcomes associated with legal proceedings, demands or similar actions, inability to recover wildfire costs through insurance or through rates and the impact on financial condition and the reputation of each Registrant; the impact of extreme weather conditions, natural disasters and catastrophic events such as storms, hurricanes, wildfires and drought conditions that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters, wildfires or operations; the cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and SNF; the availability of fuel and necessary generation capacity and the performance of generation plants; the ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to plan for, develop, construct, acquire, or integrate a broad range of generation and energy storage resources, as well as related transmission and distribution infrastructure, including obtaining necessary regulatory approvals, permits, and incentives for which the timing is dependent upon the priorities, requirements, processes and determinations of the local policy and regulatory authorities; complying with cost caps and other regulatory or contractual requirements; and recovering associated costs and earning an appropriate return while meeting reliability, affordability, environmental, and customer‑service obligations; the disruption of AEP’s business operations due to impacts of economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by natural disasters or other events; construction and development risks affecting completion of the current or future capital investment plans, including labor, material, equipment or parts shortages and delays, and limited availability and extended lead times for critical equipment, including large power transformers and bridging power solutions; the impact of prolonged or recurring U.S. federal government shutdowns on AEP’s operations, regulatory approvals and financial performance, including potential volatility in the capital markets which may interrupt our access to capital; new legislation, litigation or government regulation, including changes to tax laws and regulations, oversight of nuclear generation, evolving environmental standards, energy commodity trading and new or modified requirements related to emissions of sulfur, nitrogen, mercury, carbon, soot or PM and other substances that could impact the continued operation, cost recovery and/or profitability of generation plants and related assets; the impact of tax legislation or associated Department of Treasury guidance, including potential changes to existing tax incentives, on capital plans, results of operations, financial condition, cash flows or credit ratings; the risks before, during and after generation of electricity associated with the fuels used or the by-products and wastes of such fuels, including coal ash and SNF; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; the ability to efficiently manage and recover operation, maintenance and development project costs; prices and demand for power generated and sold in wholesale markets; changes in technology, including new, developing, alternative or distributed sources of generation and energy storage; the ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including development, adoption, and use of AI by us, our customers and our third party vendors and evolving expectations related to sustainability; customer affordability considerations may impact regulatory recovery outcomes and future rate design; changes in utility regulation, policies, methodologies for evaluating and approving load interconnection, and the allocation of costs within RTOs including ERCOT, PJM and SPP and the impacts of potential market changes or our participation within those RTOs; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in ratings impacting the cost of debt; the impact of geopolitical developments on global energy markets, including volatility in fuel supply and pricing, power generation economics and customer demand patterns; the impact of volatility in the capital markets on the value of the investments held by the pension, OPEB and nuclear decommissioning trust funds and a captive insurance entity and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; the ability to successfully defend against cybersecurity threats; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events; the ability to attract and retain the requisite work force and key personnel, including senior management; projected increases in demand from data centers are subject to uncertainty and may not materialize as expected, or may occur at a different pace or scale than anticipated, which could impact our load forecasts, capital investment plans, cost recovery expectations and financial results.

American Electric Power

Financial Results for the Third Quarter of 2026
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2026
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions, unaudited)

GAAP Earnings (Loss)	(b)	697	284	219	96	(109)	1,187	$2.18

Adjustments to GAAP Earnings
Mark-to-Market Impact of Commodity Hedging Activities	(c)	8	—	—	6	—	14	0.02
Wholesale Customer Contract Agreements	(d)	22	—	—	—	—	22	0.04
Income Tax Effect of Adjustments	(e)	(6)	—	—	(1)	—	(7)	(0.01)
Total Adjustments		24	—	—	5	—	29	$0.05

Operating Earnings (Loss) (non-GAAP)		721	284	219	101	(109)	1,216	$2.23

(a)EPS is calculated using the weighted average basic common shares outstanding
(b)Represents the earnings (loss) attributable to common shareholders
(c)Represents the mark‑to‑market impact of economic hedging activities which are excluded to align with the recognition of the underlying hedged exposures
(d)Represents SWEPCo’s agreements with certain existing wholesale customers under generation supply contracts, which resulted in credits to these wholesale customers that were paid in 2026
(e)Tax effect is calculated using the statutory tax rate unless otherwise noted

Financial Results for the Third Quarter of 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions, unaudited)

GAAP Earnings (Loss)	(b)	578	267	200	45	(118)	972	$1.82

Adjustments to GAAP Earnings	(c)
Mark-to-Market Impact of Commodity Hedging Activities	(d)	(5)	—	—	4	—	(1)	—
Impact of Ohio Legislation	(e)	—	(8)	—	—	—	(8)	(0.02)
Total Adjustments		(5)	(8)	—	4	—	(9)	$(0.02)

Operating Earnings (Loss) (non-GAAP)		573	259	200	49	(118)	963	$1.80

(a)EPS is calculated using the weighted average basic common shares outstanding
(b)Represents the earnings (loss) attributable to common shareholders
(c)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(d)Represents the mark‑to‑market impact of economic hedging activities which are excluded to align with the recognition of the underlying hedged exposures
(e)Represents the reduction in regulatory assets for OVEC-related purchased power costs as a result of approved legislation in Ohio

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2025	2026	Variance
	(in millions of KWh)
Vertically Integrated Utilities
Retail:
Residential	8,842	9,631	8.9%
Commercial	7,355	8,475	15.2%
Industrial	8,552	8,619	0.8%
Miscellaneous	599	652	8.8%
Total Retail	25,348	27,377	8.0%

Wholesale (a)	4,217	5,088	20.7%

Total KWhs	29,565	32,465	9.8%

Transmission & Distribution Utilities
Retail:
Residential	8,256	8,726	5.7%
Commercial	12,610	14,885	18.0%
Industrial	7,009	8,084	15.3%
Miscellaneous	209	218	4.3%
Total Retail (b)	28,084	31,913	13.6%

Wholesale (c)	552	2	(99.6)%

Total KWhs	28,636	31,915	11.5%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers
(c)Primarily Ohio’s contractually obligated purchases of OVEC power sold to PJM

American Electric Power

Financial Results for Year-to-Date 2026
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2026
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions, unaudited)

GAAP Earnings (Loss)	(b)	1,443	743	653	268	(333)	2,774	$5.10

Adjustments to GAAP Earnings
Mark-to-Market Impact of Commodity Hedging Activities	(c)	15	—	—	17	—	32	0.06
Impact of WVPSC Order	(d)	(35)	—	—	—	—	(35)	(0.06)
Pirkey Plant Partial Disallowance	(e)	31	—	—	—	—	31	0.06
Unified Tracker Mechanism Partial Disallowance	(f)	—	22	—	—	—	22	0.04
Wholesale Customer Contract Agreements	(g)	45	—	—	—	—	45	0.08
Income Tax Effect of Adjustments	(h)	(12)	(5)	—	(3)	—	(20)	(0.04)
Total Adjustments		44	17	—	14	—	75	$0.14

Operating Earnings (Loss) (non-GAAP)		1,487	760	653	282	(333)	2,849	$5.24
(a)EPS is calculated using the weighted average basic common shares outstanding
(b)Represents the earnings (loss) attributable to common shareholders
(c)Represents the mark‑to‑market impact of economic hedging activities which are excluded to align with the recognition of the underlying hedged exposures
(d)Represents the impact of the WVPSC order related to the 2024 Modified Rate Base Cost surcharge update filing
(e)Represents the estimated impact of the probable, partial disallowance of the Pirkey Plant net book value in the 2025 Texas Base Rate Case
(f)Represents the estimated impact of the probable, partial disallowance of costs included in AEP Texas’ Unified Tracker Mechanism filing
(g)Represents SWEPCo’s agreements with certain existing wholesale customers under generation supply contracts, which resulted in credits to these wholesale customers that were paid in 2026
(h)Tax effect is calculated using the statutory tax rate unless otherwise noted

Financial Results for Year-to-Date 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions, unaudited)

GAAP Earnings (Loss)	(b)	1,335	656	1,013	209	(215)	2,998	$5.61

Adjustments to GAAP Earnings	(c)
Mark-to-Market Impact of Commodity Hedging Activities	(d)	11	—	—	(6)	—	5	0.01
Sale of AEP Onsite Partners	(e)	—	—	—	14	(4)	10	0.02
Impact of Ohio Legislation	(f)	—	19	—	—	—	19	0.04
FERC NOLC Order	(g)	(126)	—	(354)	—	—	(480)	(0.90)
Total Adjustments		(115)	19	(354)	8	(4)	(446)	$(0.83)

Operating Earnings (Loss) (non-GAAP)		1,220	675	659	217	(219)	2,552	$4.78
(a)EPS is calculated using the weighted average basic common shares outstanding
(b)Represents the earnings (loss) attributed to common shareholders
(c)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(d)Represents the mark‑to‑market impact of economic hedging activities which are excluded to align with the recognition of the underlying hedged exposures
(e)Represents an adjustment to the estimated loss on the sale of AEP OnSite Partners as a result of the contractual working capital true-up
(f)Represents the reduction in regulatory assets for OVEC-related purchased power costs as a result of approved legislation in Ohio
(g)Represents the impact of the FERC NOLC Order for years 2021-2024

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Nine Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2025	2026	Variance
	(in millions of KWh)
Vertically Integrated Utilities
Retail:
Residential	24,618	24,947	1.3%
Commercial	19,548	22,540	15.3%
Industrial	25,248	25,201	(0.2)%
Miscellaneous	1,701	1,753	3.1%
Total Retail	71,115	74,441	4.7%

Wholesale (a)	12,451	12,183	(2.2)%

Total KWhs	83,566	86,624	3.7%

Transmission & Distribution Utilities
Retail:
Residential	21,566	21,377	(0.9)%
Commercial	33,240	40,623	22.2%
Industrial	20,813	23,060	10.8%
Miscellaneous	553	555	0.4%
Total Retail (b)	76,172	85,615	12.4%

Wholesale (c)	1,683	901	(46.5)%

Total KWhs	77,855	86,516	11.1%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers
(c)Primarily Ohio's contractually obligated purchase of OVEC power sold to PJM